As filed with the Securities and Exchange Commission on October 29, 1996
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                  UNIFLEX, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                                       11-2008652
-----------------------                        -----------------------
(State or other jurisdiction of                     (IRS Employer
incorporation or organization)                 Identification Number)

                              383 West John Street
                           Hicksville, New York 11802
                                 (516) 932-2000
 -------------------------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Herbert Barry, Chairman
                                  Uniflex, Inc.
                              383 West John Street
                           Hicksville, New York 11802
                                 (516) 932-2000
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Steven Wolosky, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           (212) 755-1467 (telecopier)

                           ---------------------------



                  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities

Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                Proposed
                                                                Maximum                 Proposed
                                         Amount                 Offering                Maximum                 Amount of
Title of Shares to                        to be                Price Per               Aggregate              Registration
be Registered                          Registered                Share               Offering Price                Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10                   223,050 shares              $9.50(1)            $2,118,975(1)                $643
par value
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the per share average of the high and low sales prices of the common stock on the American Stock Exchange on October 28, 1996.

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS

                                 223,050 Shares



                                  UNIFLEX, INC.
                                  Common Stock





         This Prospectus relates to the reoffer and resale by the Uniflex, Inc. Profit Sharing Plan (the "Selling Stockholder") of 148,700 shares (the "Shares") of the Common Stock, $.10 par value (the "Common Stock"), of Uniflex, Inc. (the "Company"). The Shares are being reoffered and resold for the account of the Selling Stockholder and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Stockholder has advised the Company that the resale of the Shares may be effected from time to time in one or more transactions on the American Stock Exchange (the "AMEX"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Selling Stockholder will bear all expenses of the offering other than discounts, concessions or commissions on the sale of the Shares.

         The Common Stock is traded on the AMEX under the symbol "UFX." On October 28, 1996, the closing sale price for the Common Stock, as reported by AMEX was $9.4375.

--------------------------------------------------------------------------------


                SEE "RISK FACTORS" AT PAGE 3 FOR A DISCUSSION OF
                  CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
                      A PROSPECTIVE PURCHASER OF THE SHARES
                         OF COMMON STOCK OFFERED HEREBY

--------------------------------------------------------------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is            1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http.//www.sec.gov. The Common Stock is traded on the AMEX under the symbol "UFX." Reports and other information concerning the Company can be inspected and copied at the AMEX, 86 Trinity Place, New York, New York 10006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission at Fiduciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's (i) Annual Report on Form 10-K for the fiscal year ended January 31, 1996, (ii) Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, (iii) Quarterly Report on Form 10-Q for the quarter ended July 31, 1996 and (iv) Current Report on Form 8-K, dated April 9, 1996, which have been filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed June 2, 1994, is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Uniflex, Inc., 383 West John Street, Hicksville, New York 11802,
Attention: Robert Gugliotta, Vice President-Finance. Oral requests should be directed to such officer (telephone number (516) 932-2000).

                                ---------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.



                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF COMMON STOCK

         The Selling Stockholder is not restricted as to the price or prices at which it may sell the Shares. Sales of the Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholder is not restricted as to the number of Shares that may be sold at any time and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Common Stock.

CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

         Upon completion of the offering, the directors and executive officers of the Company will beneficially own or have voting control over approximately 2,291,793 shares of Common Stock, or 54.0%, of the outstanding shares of Common Stock. Such persons will therefore be in a position to significantly influence the outcome of matters submitted for shareholder approval, including election of the Company's directors, and could thereby affect the selection of management and direct policies of the Company.

COMPETITION

         The Company competes with other companies, many of whom are divisions or subsidiaries or larger companies with greater financial and other resources than those of the Company.

NO CASH DIVIDENDS ANTICIPATED

         Payment of cash dividends is within the discretion of the Company's Board of Directors and will depend on, among other factors, earnings, capital requirements and the operating and financial condition of the Company. The Company intends to retain all future earnings for use in the development of its business and does not currently anticipate paying any cash dividends on the Common Stock in the foreseeable future. In addition, the Company's revolving credit facility restricts the payment of cash dividends in any fiscal year to 10% of the Company's consolidated pretax profit.

STOCK PRICE VOLATILITY

         Quarterly operating results of the Company or other companies in the industry in which the Company operates, changes in general conditions in the economy, the financial markets or the packaging industry, natural disasters, changes in earnings estimates or recommendations by research analysts, or other developments affecting the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had significant effect on the market prices or securities issued by many companies for reasons unrelated to the operating performance of these companies.

RISKS ASSOCIATES WITH FORWARD LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors  created  thereby.  Investors  are  cautioned  that all  forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to continue its expansion strategy, changes in costs of raw materials, labor, and employee benefits, as well as general market conditions, competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

MANAGEMENT OF GROWTH

         The Company has experienced significant growth in recent years, and this growth has placed significant demands on the Company's management, operational and financial resources. There can be no assurance that if the Company continues to grow, management will be effective in attracting and retaining additional qualified personnel, expanding the Company's physical facilities, integrating acquired businesses or otherwise managing growth. If the Company is unable to manage growth effectively, the Company's business, financial condition and operating results could be materially adversely affected.

DEPENDENCE ON QUALIFIED PERSONNEL; DEPENDENCE ON MANAGEMENT

         The ability to attract and retain highly competent executives, professionals, sales personnel and other employees is critical to the ongoing success of the Company. A stable and skilled work force is essential to establishing and maintaining relationships with vendors and customers and such relationships are critical to the Company's long-term growth. The Company has not experienced any difficulties in attracting and retaining qualified personnel, although there can be no assurance that it will not encounter such problems in the future.


                                   THE COMPANY

                  Uniflex, Inc. designs, manufactures and markets a broad line of customized plastic packaging for sales and advertising promotions, clear bags for apparel and soft goods manufacturers and specialized, recyclable bags and other products for use in hospitals, medical laboratories, and emergency care centers.

                  Medical products include patented, disposable bags for the safe handling of specimens, and general purpose bags for personal belongings. Specialty advertising products include handle bags, drawstring bags, tote bags, litter bags, and other bags, in numerous shapes and sizes with a broad range of printed graphics.

                  In January 1996, the Company formed Uniflex Southeast L.L.C., a Delaware limited liability company ("Southeast") to market and distribute health and safety products and services in the southeastern United States. Uniflex Southeast, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, is the Manager of Southeast and owns 80% of its equity. In March 1996, Southeast commenced operations in Roswell, Georgia.

                  In January 1995, the Company formed Uniflex Southwest L.L.C., a Delaware limited liability company ("Southwest") to manufacture and distribute plastic packaging material in the southwestern United States. The Company is the

Manager of Southwest and owns 80% of its equity. In April 1995, Southwest commenced operations in Albuquerque, New Mexico.

                  In July 1993, the Company acquired certain of the assets of Haran Packaging Co., Inc., a New York corporation engaged in the business of manufacturing, distributing and selling packaging materials.

                  The Company  through  Hantico,  Inc.  (a Delaware  corporation organized in December 1992) ("Hantico"), a wholly-owned subsidiary, produced buttons, button products, badges, ribbons, mirrors and magnets for the advertising specialty marketplace from December 1992 until January 1995. Celluloid political and advertising buttons comprised Hantico's major product line. In January 1995, Hantico sold substantially all of its assets to an unaffiliated third party.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the reoffer and resale of the Shares offered hereby by the Selling Stockholder.

                               SELLING STOCKHOLDER

         The following table sets forth (i) the number of shares of Common Stock owned by the Selling Stockholder, (ii) the number of shares to be offered for resale by the Selling Stockholder and (iii) the number and percentage of shares of Common Stock to be held by the Selling Stockholder after the completion of the offering.



                                                                                                  Number of shares of
                                                                                                     Common Stock/
                                                                          Number of               Percentage of Class
                                           Number of shares               Shares to                to be Owned After
                                           of Common Stock                be Offered               Completion of the
              Name                        Beneficially Owned              for Resale                   Offering
------------------------------      ----------------------------     ------------------     -----------------------------

Uniflex, Inc.
  Profit Sharing
  Plan...........................                   223,050                    223,050                         0/0%


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         This Prospectus covers 223,050 shares of Common Stock. All of the Shares offered hereby are being sold by the Selling Stockholder. The Company will realize no proceeds from the sale of the Shares by the Selling Stockholder.

         The distribution of the Shares by the Selling Stockholder is not subject to any underwriting agreement. The Selling Stockholder may sell the Shares offered hereby from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling Stockholder and any broker-dealers that participate with the Selling Shareholder in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares commissioned by them may be deemed to be underwriting commissions or discounts under the Securities Act. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Stockholder are not expected to exceed normal selling expenses for sales over-the-counter or otherwise, as the case may be. The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Shareholder or the Company that the Selling Shareholder are underwriters for purposes of the Securities Act of any Shares offered under this Prospectus.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Stockholder.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of shares of Common Stock by the Selling Stockholder.

         The Selling Stockholder is not restricted as to the price or prices at which it may sell the Shares. Sales of such Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholder is not restricted as to the number of Shares that may be sold at any time and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Common Stock.

         The Selling Stockholder will pay all fees and expenses incident to the registration of the Shares, other than discounts, concessions or commissions.

                                  LEGAL MATTERS

         The legality of the Shares offered by this Prospectus will be passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York. Members of Olshan Grundman Frome & Rosenzweig LLP own 96,000 shares of Common Stock and options to purchase 60,000 shares of Common Stock. Steven Wolosky, a member of Olshan Grundman Frome & Rosenzweig LLP, is a Director of the Company.

                                     EXPERTS

         The consolidated balance sheet of the Company as of January 31, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended have been incorporated herein by reference upon the report, dated April 12, 1996 of Patrusky, Mintz & Semel, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheet of the Company as of January 31, 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended January 31, 1995 have been incorporated herein by reference upon the report, dated March 21, 1995 of Miller, Ellin & Company, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware law.

         The Company has a directors and officers insurance policy in the amount of $2,000,000, insuring directors and officers against loss arising from certain acts in their capacities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================================================
No dealer, salesperson or any other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby by anyone in any state in which such offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implication that information contained herein is correct as of any date subsequent to the date hereof.

                                  -------------

                                TABLE OF CONTENTS
                                                     Page
                                                     ----

Available Information.................................2
Incorporation of Certain
  Documents By Reference..............................2
Risk Factors..........................................3
The Company...........................................4
Use of Proceeds.......................................5
Selling Stockholder...................................5
Transfer Agent and Registrar .........................5
Plan of Distribution..................................5
Legal Matters.........................................6
Experts...............................................6
Indemnification for Securities Act Liabilities........7


================================================================================

                                  UNIFLEX, INC.


                                223,050 SHARES OF
                                  COMMON STOCK


                           ---------------------------
                                   PROSPECTUS
                           ---------------------------


                                              , 1996
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Selling Stockholder in connection with the securities being registered. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC Registration Fee...................................          $      643
Accounting Fees and Expenses...........................               2,500
Legal Fees and Expenses................................              10,000
Miscellaneous Expenses.................................               6,857
                                                                 ----------
Total..................................................          $   20,000
                                                                 ==========


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Corporation is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         Paragraph 7(d) of the Corporation's Certificate of Incorporation provides as follows:

         Each Director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to Directors, officers and employees of the Corporation. The provisions of this paragraph (d) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

         Paragraph 7(e) of the Corporation's Certificate of Incorporation provides as follows:

         The provisions of this Article SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

         Article VII of the By-laws of the Corporation provides as follows:

         The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the General Corporation Law of the State of Delaware provides as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil criminal administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director. officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director. officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


ITEM 16.          EXHIBITS.

EXHIBIT NO.                        DESCRIPTION

         4 Articles of Incorporation (Incorporated by reference to the Registrant's Annual Report on Form 10-K for its fiscal year ended January 31, 1981).

          5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

      23.1        Consent of Patrusky, Mintz & Semel.

      23.2        Consent of Miller, Ellin & Company.

      23.3 Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5).

      24          Power  of  Attorney   (included  on  signature  page  to  this
                  Registration Statement).


ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a)       To file, during any period  in  which offers
or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b)       That, for  the  purpose  of  determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c)       To  remove  from  registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hicksville, State of New York on the 29th day of October, 1996.

                                        UNIFLEX, INC.
                                        (Registrant)

                                        By:/s/Herbert Barry
                                           ------------------------
                                           Herbert Barry, Chairman
                                           of the Board

         Each person whose signature appears below hereby authorizes Herbert Barry and Robert K. Semel, and any of them acting individually, with full power of substitution to file one or more amendments, including post-effective amendments, to the Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Herbert Barry and Robert K. Semel and any of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name on his behalf to file any such Amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                      Title                          Date
     ---------                      -----                          ----

/s/Warner J. Heuman           Director                        October 29, 1996
-----------------------
Warner J. Heuman

/s/Herbert Barry              Chairman of the Board and       October 29, 1996
-----------------------       Director
Herbert Barry

/s/Erich Vetter               Director                        October 29, 1996
-----------------------
Erich Vetter

/s/Robert K. Semel            President, Secretary and        October 29, 1996
-----------------------       Director
Robert K. Semel

/s/Kurt Vetter                First Vice President-           October 29, 1996
-----------------------
Kurt Vetter                   Engineering and Director

/s/Manfred M. Heuman          Director                        October 29, 1996
-----------------------
Manfred M. Heuman

/s/Robert Gugliotta           Vice President-Finance,         October 29, 1996
-----------------------       Treasurer and Controller
Robert Gugliotta

/s/Martin Brownstein          Senior Vice President and       October 29, 1996
-----------------------       Director
Martin Brownstein

/s/Martin Gelerman            Director                        October 29, 1996
-----------------------
Martin Gelerman

/s/Steven Wolosky             Director                        October 29, 1996
-----------------------
Steven Wolosky